UNITED MINES, INC.

BYLAWS

ARTICLE ONE

OFFICES

The principal office of the Corporation shall be located at 11924 N. Centaurus Place, Oro Valley, Arizona 85737. The Board of Directors shall have the power and authority to establish and maintain branch or subordinate offices at any other location.

ARTICLE TWO

STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the stockholders shall be held on the first Tuesday in the month of May of each year, beginning with the year 2006, at a time and place to be designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Arizona, such meeting may be held on the next succeeding business day. If the election of directors is not held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as is convenient.

Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than fifty (50%) percent of all the outstanding shares of the Corporation entitled to vote at the meeting.

Section 3. Place of Meeting. The Board of Directors may designate any place within or without the State of Arizona, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation in the City of Tucson, State of Arizona.

Section 4. Notice of Meeting. Notice of a meeting may be given personally, by telephone, telegram or by mail. Attendance of a Director at a meeting shall constitute waiver of notice of such meeting, except when the person attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Alternatively, a waiver of notice may be signed by all stockholders entitled to vote at a meeting which designates any place, either within or without the State of Arizona, as a place for the holding of such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and shall be delivered not more than thirty (30) days nor less than ten (10) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the

shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 5. Closing Transfer Books or Fixing Record Date. In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding fifty (50) days, nor less than ten (10) days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record dates of the determination of shareholders entitled to notice of or to vote at a meeting or shareholders shall be at the close of business on the day next proceeding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When the determination of the shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made and provided for herein, such determination shall apply to any adjournment thereof, unless the Directors fix a new record date for the adjourned meeting.

Section 6. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting or stockholders. If less than a majority of such outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjourn-ment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 7. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three (3) months from the date of its execution unless otherwise provided in the proxy.

Section 8. Voting of Shares. Except as otherwise provided by statute or by the Articles of Incorporation, any corporate action, other than the election of directors, to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

Except as otherwise provided by statute or by the Articles of Incorporation, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one (1) vote for each share of stock registered in the stockholder's name on the books of the Corporation.

Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force in effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders

and such resolution so signed shall be inserted in the minute book of the Corporation under its proper day.

ARTICLE THREE

BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2. Number, Tenure, and Qualification. The number of Directors of the Corporation shall be no less than one or more than seven. Directors shall be elected at the annual meeting of stock-holders, and the term of office of each Director shall be until the next annual meeting of stockholders and the election and qualification of their successors. Directors need not be residents of the State of Arizona, nor need they be stockholders of the Corporation.

Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this by-law immediately after and at the same place as the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place for holding additional regular meetings without other notice than such resolution. Additional regular meetings shall be held at the principal office of the Corporation in the absence of any designation in the resolution.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors, and shall be held at the principal office of the Corporation or at such other place as the Directors may determine.

Section 5. Notice. Notice of any special meeting shall be given at least seventy-two (72) hours before the time fixed for the meeting, and may be given personally, by telephone, telegram or by mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid, not less than four (4) days prior to the commencement of the above stated notice period. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to a transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 6. Quorum. A majority of the number of Directors fixed by these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 7. Board Decisions. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of that Director's predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose.

Section 9. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 10. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 11. Delegation of Authority. The Board of Directors shall delegate, to the extent that it considers necessary, any portion of its authority to manage, control, and conduct the current business of the company, to any officer or agent thereof. Notwithstanding any delegation of authority that the board may make hereunder, it shall exercise general supervision over the officers and agents of the Corporation and shall be responsible to the stockholders for the proper performance of their respective duties.

ARTICLE FOUR

OFFICERS

Section 1. Number, Qualifications, Election, and Term of Office. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors, and one (1) or more Vice-Presidents, as the Board of Directors may from time to time deem advisable. Any two (2) or more offices may be held by the same person, except the office of President and Secretary.

Section 2. Resignation. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3. Removal. Any officer may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors at any time.

Section 4. Vacancies. A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any
other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.

Section 5. Powers and Duties. The powers and duties of the several officers shall be as provided from time to time by resolution or other directive of the Board of Directors. In the absence of such provisions, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to this Corporation.

Section 6. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE FIVE

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of an on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, or Orders. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited form time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE SIX

CERTIFICATES FOR SHARES; TRANSFERS

Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and by a Secretary or an assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor on such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made in the manner specified in the Uniform Commercial Code. The Corporation shall maintain stock transfer books, and any transfer shall be registered thereon only on request and surrender of the stock certificate representing the transferred shares, duly endorsed. The Corporation shall have the absolute right to recognize as the owner of any shares of stock issued by it, the person or persons in whose name the certificate representing such shares stands according to the books of the Corporation for all proper corporate purposes, including the voting of the shares represented by the certificate at a regular or special meeting of stockholders, and the issuance and payment of dividends on such shares.

Section 3. First Right of Refusal. Upon a Stockholder desiring to sell, assign, gift, encumber or otherwise transfer or dispose of his respective shares of stock, in whole or in part, to any person or entity, such Stockholder may only do so after the transferring Stockholder has first offered to transfer such stock upon the following terms and conditions:

(A) By giving written notice to the Board of Directors of the Corporation and to the Remaining Stockholder(s). The notice shall contain the price and all of the terms and conditions of such proposed transfer or encumbrance, the number of shares and the name of the person or persons to be involved in the proposed transfer or encumbrance.

(B) Upon receipt of the written notice specified in Article Six, Section 3, Paragraph A, the Corporation shall have thirty (30) days therefrom within which to accept the Selling Stockholder's offer upon the same terms and conditions as are set forth in such written notice. The Selling Stockholder shall not be entitled to vote either as a member of the Board of Directors or as a stockholder at the meeting held for the purpose of making the corporate election. If the Corporation elects to accept the Selling Stockholder's offer, such acceptance shall be made in writing and posted in the United States mail to the Selling Stockholder prior to the expiration of the thirty (30) day election period.

(C) In the event that the Corporation shall not accept the Selling Stockholder's offer as provided in Article Six, Section 3, Paragraph B, the Remaining Stockholder(s), or any one of them, shall have thirty (30) days from the date of the Corporation's rejection of the offer or failure to accept in which to accept the Selling Stockholder's offer in its entirety, upon the same terms and conditions as were offered to the Corporation. The Remaining Stockholder(s), or any one of them, shall be entitled to participate in the Selling Stockholder's offer up to the limit of the offer. If the Remaining Stockholder(s), or any one of them, elect to accept the Selling Stockholder's offer, such acceptance shall be made in writing and posted in the United States mail to the Selling Stockholder prior to the expiration of the Remaining Stockholder(s)' thirty (30) day election period.

(D) In the event that the Corporation and/or the Remaining Stockholder(s), as the case may be, do not elect to accept the Selling Stockholder's offer in its entirety, or have not made a valid election within the prescribed period(s) of time, the Selling Stockholder shall be free to transfer or encumber the shares of stock which were the subject of the proposed offer to the person or persons named in the offer and upon the same terms and conditions contained in the said notice.

(E) Any transfer or encumbrance to persons for a different number of shares, or at a lesser price or on terms less favorable to the Selling Stockholder than those originally proposed in the Selling Stockholder's notice shall be invalid unless first offered to the Corporation and then to the Remaining Stockholder(s) as hereinabove provided. Further, in the event that the Selling Stockholder does not consummate his proposed transfer or encumbrance within ninety (90) days from the expiration of the thirty (30) day period granted to the Remaining Stockholder(s), such offer by the Selling Stockholder shall terminate and any subsequent offer of transfer or encumbrance shall again comply with the terms of this Agreement.

(F) If any transfer or encumbrance occurs to any person or entity other than the Corporation or the Remaining Stockholder(s), the Selling Stockholder shall immediately deposit with the Corporation executed copies of all documents relating to such transfer or encumbrance, and the Corporation and the Remaining Stockholder(s) shall have the right to investigate the details of such transfer or encumbrance.

ARTICLE SEVEN

FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of January of each year and end at midnight on the 31st day of December of that year.

ARTICLE EIGHT

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law and its articles of incorporation.

ARTICLE NINE

INDEMNIFICATION

Subject to the further provisions hereof, the Corporation shall indemnify any and all of its existing and former directors, officers, employees and agents against all expenses incurred by them and each of them, including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise, which may arise or be incurred, rendered, or levied in any legal action brought or threatened against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of employment as director, officer, employee or agent of the corporation, whether or not any action is or has been filed against them and whether or not any settlement or compromise is approved by a court. Indemnification shall be made by the Corporation whether the legal action brought or threatened is brought by or in the right of the Corporation or by any other person. Whenever such director, officer, employee or agent shall report to the President of the Corporation or the Chairman of the Board of Directors that he or she has incurred or may incur expenses, including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise in a legal action brought or threatened against him or her for or on account of any action or omission alleged to have been committed by him or her while acting within the scope of his or her employment as a director, officer, employee or agent of the Corporation, the Board of Directors shall, at its next regular or at a special meeting held within a reasonable time thereafter, determine in good faith whether, in regard to the matter involved in the action or contemplated action, such person acted, failed to act, or refused to act willfully or with gross negligence or with fraudulent or criminal intent. If the Board of Directors determines in good faith that such person did not act, fail to act, or refuse to act willfully or with gross negligence or with fraudulent or criminal intent in regard to the matter involved in the action or contemplated action, indemnification shall be mandatory and shall be automatically extended as specified herein, provided, however, that no such indemnification shall be available with respect to liabilities under the Securities Act of 1933, and, provided further, that the Corporation shall have the right to refuse indemnification in any instance in which the person whom indemnification would otherwise have been applicable shall have unreasonably refused to permit the Corporation, at its own expense and through counsel of its own choosing, to defend him or her in the action.

ARTICLE TEN

WAIVER OF NOTICE

Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of these bylaws or under the provisions of the articles of incorporation or under the provisions of law, either a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice, or the presence of the person or persons at the meeting shall be deemed to the giving of such notice.

ARTICLE ELEVEN

AMENDMENTS

These Bylaws may be altered, amended, or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting of the board; provided, however, that the number of directors shall not be increased or decreased nor shall the provisions of Article Two, concerning the stockholders, be substantially altered, without the prior approval of the stockholders at a regular or special meeting of the stockholders, or by written consent. Changes in and additions to the bylaws by the Board of Directors shall be reported to the stockholders at their next regular meeting and shall be subject to the approval or disapproval of the stockholders at such meeting. If no action is then taken by the stockholders on a change in or addition to the bylaws, such change or addition shall be deemed to be fully approved and ratified by the stockholders.

Adopted this ______ day of ______________, 2006.

______________________ Glenn E. Martin

______________________ Nicole Breen